As filed with the Securities and Exchange
                        Commission on December 27, 2002.
                                                           Registration No. 333-

         -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933

                                 ---------------

                                   Kadant Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

Delaware                                                              52-1762325
(State or Other Jurisdiction of                                 (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                           One Acton Place, Suite 202
                           Acton, Massachusetts 01720
               (Address of Principal Executive Offices) (Zip Code)


                KADANT INC. 2001 EMPLOYEES EQUITY INCENTIVE PLAN

                            (Full Title of the Plan)

        Sandra L. Lambert, Vice President, General Counsel and Secretary
                                   Kadant Inc.
                           One Acton Place, Suite 202
                           Acton, Massachusetts 01720
                     (Name and Address of Agent for Service)

                                 (978) 776-2000
          (Telephone Number, Including Area Code, of Agent For Service)


                                                ---------------

                                          CALCULATION OF REGISTRATION FEE


                                                     Proposed Maximum      Proposed Maximum
   Title of Securities          Amount To Be          Offering Price      Aggregate Offering           Amount of
     To Be Registered          Registered (1)          Per Share (2)          Price (2)             Registration Fee
   -------------------         --------------        ----------------     ------------------        ----------------

   Common Stock, $.01              612,000                $15.60              $9,547,200                $878.34
   par value per share             shares


   (1)   In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

   (2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)
         of the Securities Act of 1933, as amended. The calculation of the registration fee has been based upon the average of the high and low sales prices of the Registrant's common stock as reported on the American
         Stock Exchange on December 23, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to the respective participants in the plan registered hereunder pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Kadant Inc. (the "Company" or the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as amended;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2002;

         (e) The Company's Current Report on Form 8-K filed with the SEC on June 14, 2002;

         (f) The Company's Current Report on Form 8-K filed with the SEC on June 19, 2002;

         (g) The description of the Company's common stock contained in its registration statement on Form 8-A/A filed with the SEC on September 20, 2001, including any amendments or reports filed for the purpose of updating that description; and

         (h) The description of the Rights to purchase the Company's common stock contained in its registration statement on Form 8-A/A filed with the SEC on September 20, 2001, including any amendments or reports filed for the purpose of updating that description.

         All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

         The financial statements of the Registrant for the year ended December 29, 2001 included in the Registrant's Annual Report on Form 10-K (File Number 1-11406), have been audited by Arthur Andersen LLP, the Registrant's independent public accountants for fiscal year 2001. The Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of its report issued with respect to such financial statements in this Registration Statement. In reliance upon Rule 437a of the Securities Act of 1933, as amended, the Registrant has not filed the written consent of Arthur Andersen LLP. As a result, an investor may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact contained in the financial statements of the Registrant for the year ended December 29, 2001 in the Registrant's Annual Report on Form 10-K, which are incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the common stock offered hereby has been passed upon by Sandra L. Lambert, Esq., General Counsel of the Company. Ms. Lambert is a full-time employee and executive officer of the Company, and owns or has the right to acquire 182,032 shares of the common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

         The Company has an insurance policy which insures its directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Kadant Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Commonwealth of Massachusetts, on this 23rd day of December, 2002.

                                                     KADANT INC.


                                            By:    /s/ William A. Rainville
                                                   ----------------------------
                                                   William A. Rainville
                                                   Its: Chairman, President and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned Directors and Officers of Kadant Inc. hereby appoints William A. Rainville, Thomas M. O'Brien, Jonathan W. Painter, Michael
J. McKenney and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    Signature                                         Title                               Date

                                                       Chairman, President, Chief Executive
                                                       Officer and Director
/s/ William A. Rainville                               (Principal Executive Officer)                December 23, 2002
--------------------------------------------------
William A. Rainville
                                                       Executive Vice President and
                                                       Chief Financial Officer
/s/ Thomas M. O'Brien                                  (Principal Financial Officer)                December 23, 2002
--------------------------------------------------
Thomas M. O'Brien






                                       5

                                                       Vice President, Finance
/s/ Michael J. McKenney                                (Principal Accounting Officer)               December 23, 2002
--------------------------------------------------
Michael J. McKenney


/s/ John M. Albertine                                  Director                                     December 23, 2002
--------------------------------------------------
John M. Albertine


/s/ John K. Allen                                      Director                                     December 23, 2002
--------------------------------------------------
John K. Allen


/s/ Francis L. McKone                                  Director                                     December 23, 2002
--------------------------------------------------
Francis L. McKone



                                  EXHIBIT INDEX


                  Exhibit
                  Number            Description
                  -------           -----------


                  4                 2001 Employees Equity Incentive Plan of the Registrant

                  5                 Opinion of Sandra L. Lambert, Esq.

                  23                Consent of Sandra L. Lambert, Esq.
                                    (contained in her opinion filed as Exhibit 5)

                  24                Power of Attorney (see signature pages to this Registration
                                    Statement).



